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                                                                      EXHIBIT 11

                        ENVIRONMENTAL POWER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                               DECEMBER 31, 1995

Weighted average number of shares.................................  10,649,161
                                                                   ===========
Net loss for the year............................................. $  (734,611)
                                                                   ===========
Loss per share--primary and fully diluted......................... $      (.07)
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